UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004

FNBH BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

        Effective March 15, 2004, upon the recommendation of the Registrant’s Audit Committee, the Board of Directors of the Registrant elected to engage BDO Seidman, LLP as its new independent accountant to audit the Registrant’s financial statements for its current fiscal year.

        From January 1, 2002, through the date of the engagement of BDO Seidman, LLP, neither the Registrant nor anyone acting on its behalf consulted BDO Seidman, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on the Registrant’s financial statements, (iii) any matter that was the subject of a disagreement with the Registrant’s former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, or (iv) any matter that was the subject of a Reportable Event, as defined in Item 304(a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K.

        BDO Seidman, LLP will replace KPMG LLP, which declined to stand for re-election as the Registrant’s independent auditors pursuant to a letter to the Registrant dated December 30, 2003. The decision by KPMG LLP to decline to stand for re-election was reported in a separate Form 8-K filed by the Registrant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2004	FNBH BANCORP, INC. By: /s/ Janice B. Trouba —————————————— Janice B. Trouba Chief Financial Officer